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                                                                    Exhibit 23.2



           Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2003, except for Note 13, as to which the date is March 3, 2003 relating to the financial statements of RFS Hotel Investors, Inc. which appear in CNL Hospitality Properties, Inc.'s Current Report on Form 8-K dated July 25, 2003. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
-----------------------------

Dallas, TX
July 19, 2004